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Exhibit 21

Subsidiaries of the Registrant
As of December 31, 2006

Entity Name	State of Inc./ Formation/ Partnership
THE DIRECTV GROUP, INC.	DE
DTV Realty, Inc.	DE
DTV Satellite Broadband LLC	DE
DTV Systems International	CA
DIRECTV Holdings LLC	DE
DIRECTV Financing Co., Inc.	DE
DIRECTV Enterprises, LLC	DE
Championship Gaming Series, LLC	CA
DIRECTV Customer Services, Inc.	DE
DIRECTV, Inc.	CA
DIRECTV Programming Holdings I, Inc.	DE
DIRECTV Programming Holdings II, Inc.	DE
DIRECTV Home Services, LLC	DE
DIRECTV Merchandising, Inc.	DE
DIRECTV Operations, LLC	CA
LABC Productions, LLC	CA
DTV Communications, Inc.	CA
DIRECTV International, Inc.	DE
DIRECTV Latin America Holdings, Inc.	CA
California Broadcast Center, LLC	DE
DIRECTV Brasil DTH Ltda.	Brazil
DIRECTV DTH do Brasil Comarcio e Participacoes Ltda.	Brazil
DIRECTV DTH Investments Limited Cayman	Islands
Sky Brasil Servicios Ltda.	Brazil
DIRECTV Latin America, LLC	DE
DIRECTV Mexico Holdings, LLC	DE
Grupo Galaxy Mexicana, S.R.L. de C.V.	Mexico
DIRECTV Trinidad Limited	Trinidad/Tobago
DIRECTV Caribbean LLC	DE
DIRECTV de Uruguay, Ltda	Uruguay
DIRECTV Peru s.r.L.	Peru
DIRECTV Programacoes Vidofonograficas (DPV) Ltda	Brazil
Galaxy Latin America Argentina S.r.L.	Argentina Partnership
Galaxy Latin America Venezuela, S.r.L.	Venezuela
Latin America Sports, LLC	DE
GLA Brasil Ltda.	Brazil Partnership
Galaxy Latin America Brasil Ltda.	Brazil
Galaxy Latin America Investments, LLC	Brazil
TV Capital Participacoes Ltda.	Brazil Partnership
Galaxy Brasil Ltda.	Brazil Partnership

DIRECTV Colombia, Ltda.	Colombia
DIRECTV Argentina, S.A.	Argentina
DIRECTV Venezuela, C.A.	Venezuela
DIRECTV Puerto Rico Ltd.	BVI
Servicios Galaxy Sat III R, C.A.	Venezuela
SurFin Ltd.	Bahamas
Dish Placement Services, Ltd.	Bahamas
White Holding, B.V.	Netherlands
DTH (Mexico) Investments Ltd.	Cayman Islands
DTH TechCo, Inc.	DE
MCOP Holdings, Inc.	DE
News America DTH TechCo. Inc.	DE
DTH TechCo Partners	FL
DTH USA, Inc.	DE
Innova Holdings S. de R.L. de CV	Mexico
Innova S. de R.L. de CV	Mexico
Sky DTH S. de R.L. de CV	Colombia
Corporacion de Radio y Television del Norte de Mexico SrL de CV	Mexico
Corposacion Novavision SrL de CV	Mexico
Corporacion Novamagen SrL de CV	Mexico
Servicios Novasst SrL de CV	Mexico
Servicios Corporativos de Telefonia SrL de CV	Mexico
Sky Latin America Partners	DE
Sky Latin America LLC	DE
Sky Entertainment Programming Latin America, LLC	DE
SESLA, Inc.	DE
Sky Multi-Country Partners	DE
Sky Argentina DTH Management LLC	DE
Sky Argentina DTH Holdings LLC	DE
Sky Argentina S.C.A.	Argentina
Sky Sistemas Argentina SRL	Argentina
Sky Venezuela DTH Holdings LLC	DE
Sky Entertainment Venezuela SA	Venezuela
Sky Chile DTH Holdings LLC	DE
DIRECTV Chile Television Ltda	Chile
Sky Chile Television Directa al Hotar Ltda.	Chile
Multi-Country DTH Holdings Ltd.	Cayman
Sky Colombia S.A.	Colombia
DTV Communications Galaxy, Inc.	CA
DTV Communications Satellite Services, Inc.	CA
DTVI TWO, Inc.	CA
DTV Network Systems, Inc.	DE
First DTV Mauritius Ltd.	Mauritius
Goldman Agent Private Limited (India)	India
DTVG India, Inc.	DE
DTV-Mauritius Holdings	Mauritius
DTV International de Mexico, S.A. de C.V.	Mexico
DTVG Europe Limited	UK
DTVG UK Limited	UK

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Subsidiaries of the Registrant As of December 31, 2006